      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2003
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

AMERICAN FINANCIAL GROUP, INC.                         OHIO                       31-1544320
AMERICAN FINANCIAL CAPITAL TRUST II                    DELAWARE                   31-6549738
AMERICAN FINANCIAL CAPITAL TRUST III                   DELAWARE                   16-6543606
AMERICAN FINANCIAL CAPITAL TRUST IV                    DELAWARE                   16-6543609
   (Exact Name of Registrant as             (State or Other Jurisdiction   (I.R.S. Employer Identification
     Specified in Its Charter)                      of Incorporation                   Number)
                                                    or Organization)

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                    (513) 579-2121
               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants' Principal Executive Offices)

                          ----------------------------

                             JAMES C. KENNEDY, ESQ.
              VICE PRESIDENT, DEPUTY GENERAL COUNSEL AND SECRETARY
                         AMERICAN FINANCIAL GROUP, INC.
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2538
                            FACSIMILE (513) 579-0108
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                 WITH COPIES TO:
                               MARK A. WEISS, ESQ.
                       KEATING, MUETHING & KLEKAMP, P.L.L.
                              1400 PROVIDENT TOWER
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-6599
                            FACSIMILE (513) 579-6956

                                                  (Cover continued on next page)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed Maximum     Proposed Maximum
                                                                Aggregate Offering       Aggregate          Amount of
Title of Each Class of Securities            Amount to be         Price Per Share      Offering Price    Registration Fee
         to be Registered                   Registered (1)            (2)(3)              (2)(3)               (4)
-------------------------------------------------------------------------------------------------------------------------
Debt Securities, Common Stock,
  Preferred Stock, Warrants, Depositary
  Shares, Stock Purchase Contracts and
  Stock Purchase Units of American
  Financial Group, Inc.
Preferred Securities of
  American Financial Capital
  Trust II
Preferred Securities of
  American Financial Capital
  Trust III
Preferred Securities of
  American Financial Capital
  Trust IV
Guarantee of Preferred
  Securities of American
  Financial Capital Trust II, American
  Financial Capital Trust III and
  American Financial Capital Trust IV
  by American Financial Group, Inc.(5)
-------------------------------------------------------------------------------------------------------------------------
               Total                         $600,000,000              100%            $600,000,000          $21,358
-------------------------------------------------------------------------------------------------------------------------

(1) Such indeterminate number or principal amount of Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units of American Financial Group, Inc., and Preferred Securities of American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV as may from time to time be issued at indeterminate prices. Debt Securities of American Financial Group, Inc. may be issued and sold to American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV, in which event such Debt Securities may later be distributed to the holders of Preferred Securities of American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV upon dissolution and the distribution of the assets thereof. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

                                                  (Cover continued on next page)

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate offering price of the Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Preferred Securities registered hereby will not exceed $600,000,000.

(3)      Excluding accrued interest and distributions, if any.

(4) A filing fee of $125,100 was previously paid in connection with $450,000,000 of Debt Securities and Common Stock of American Financial Group, Inc., and Preferred Securities of American Financial Capital Trust II registered under the Registration Statement on Form S-3 (No. 333-81903) of which $93,512 of the fee is attributable to the $336,376,562.50 of securities being carried forward. In connection with this Registration Statement, the Registrants are paying a fee based solely on the additional Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Preferred Securities being registered and having an aggregate initial public offering price of $263,623,437.50.

(5) Includes back-up undertakings, consisting of obligations of American Financial Group, Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses and debts of American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV. No separate consideration will be received for the Guarantee or any back-up undertakings.

Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to $336,376,562.50 of unissued Debt Securities and Common Stock of American Financial Group, Inc., and Preferred Securities of American Financial Capital Trust II registered pursuant to the Registrants' Registration Statement on Form S-3 (No. 333-81903). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-81903. Such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   Subject to Completion, Dated June 30, 2003

PROSPECTUS

                                  $600,000,000

                     [AMERICAN FINANCIAL GROUP, INC. LOGO]

                         AMERICAN FINANCIAL GROUP, INC.

            DEBT SECURITIES, COMMON STOCK, PREFERRED STOCK, WARRANTS, DEPOSITARY SHARES, STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

                                       AND

                       AMERICAN FINANCIAL CAPITAL TRUST II
                      AMERICAN FINANCIAL CAPITAL TRUST III
                       AMERICAN FINANCIAL CAPITAL TRUST IV

                              PREFERRED SECURITIES
    FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS, BY
                         AMERICAN FINANCIAL GROUP, INC.

         American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV may offer up to $600,000,000 of the securities listed above from time to time. This prospectus contains general information about these securities.

         When American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III or American Financial Capital Trust IV offer securities, we will provide a prospectus supplement containing the specific terms of that offering. You should read carefully this prospectus and any supplement before you invest.

         This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is ______, 2003

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS...........................................................................................    i
WHERE YOU CAN FIND MORE INFORMATION.............................................................................   ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................................   ii
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS...............................................................  iii
AMERICAN FINANCIAL GROUP, INC...................................................................................    1
THE AMERICAN FINANCIAL CAPITAL TRUSTS...........................................................................    1
USE OF PROCEEDS.................................................................................................    3
RATIO OF EARNINGS TO FIXED CHARGES..............................................................................    3
DESCRIPTION OF THE SECURITIES WE MAY OFFER......................................................................    3
DESCRIPTION OF DEBT SECURITIES..................................................................................    6
DESCRIPTION OF COMMON STOCK.....................................................................................   12
DESCRIPTION OF PREFERRED STOCK..................................................................................   13
DESCRIPTION OF WARRANTS.........................................................................................   15
DESCRIPTION OF DEPOSITARY SHARES................................................................................   16
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS........................................   20
DESCRIPTION OF THE TRUST PREFERRED SECURITIES...................................................................   20
DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE.........................................................   24
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED SECURITIES GUARANTEE AND THE JUNIOR
SUBORDINATED DEBT SECURITIES HELD BY THE TRUST..................................................................   27
PLAN OF DISTRIBUTION............................................................................................   28
LEGAL MATTERS...................................................................................................   30
EXPERTS.........................................................................................................   30

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the following heading.

         The registration statement that contains this prospectus (including the exhibits) contains additional important information about American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices mentioned below under the following heading.

                       WHERE YOU CAN FIND MORE INFORMATION

         American Financial Group is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the following location of the Securities and Exchange Commission:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

         You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. Please call the Securities and Exchange Commission at (800) 732-0330 for further information about the Public Reference Room.

         The Securities and Exchange Commission also maintains an internet website that contains reports, proxy statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We are "incorporating by reference" into this prospectus certain information that we file with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our finances.

   AFG SEC FILINGS (FILE NO. 1-13653)                                       PERIOD
   ----------------------------------                                       ------
Annual Report on Form 10-K, as amended                          Year Ended December 31, 2002
Quarterly Report on Form 10-Q, as amended                       Quarter Ended March 31, 2003
Current Reports on Form 8-K                                     Dated February 19, 2003, May 1, 2003
                                                                and May 27, 2003

         All documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus to the end of the offering of the securities under this document shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                                James C. Kennedy
              Vice President, Deputy General Counsel and Secretary
                         American Financial Group, Inc.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2538

         Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

         Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

         No separate financial statements of the three trusts have been included and none are incorporated by reference in this prospectus. We do not believe that financial statements of the trusts would be useful because the trusts have had no historical operations and will not have any independent function other than to issue securities representing undivided interests in its assets and investing the proceeds in our debt securities. In addition, all obligations of the trusts are fully and unconditionally guaranteed by us.

         You should rely only on the information incorporated by reference or provided in this prospectus and the prospectus supplement. No one else is authorized to provide you with any other information or any different information. Neither we nor the trusts are making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as "anticipates", "believes", "expects", "estimates", "intends", "plans", "seeks", "could", "may", "should", "will" or the negative version of those words or other comparable terminology. Examples of such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims, rate increases, improved loss experience and expected expense savings resulting from recent initiatives.

         Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

         - changes in economic conditions, including interest rates, performance of securities markets and the availability of capital;

         -        regulatory actions;

         -        changes in legal environment;

         -        tax law changes;

         - levels of natural catastrophes, terrorist events, incidents of war and other major losses;

         - the ultimate amount of liabilities associated with certain asbestos and environmental-related claims;

         - the unpredictability of possible future litigation if certain settlements do not become effective;

         -        adequacy of insurance reserves;

         -        trends in mortality and morbidity;

         - availability of reinsurance and ability of reinsurers to pay their obligations;

         - competitive pressures, including the ability to obtain rate increases; and

         -        changes in debt and claims paying ratings.

         All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Neither we nor any trust undertake any obligation to publicly update or review any forward-looking statement.

                         AMERICAN FINANCIAL GROUP, INC.

         We are a holding company which, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of retirement annuities, life, and supplemental health insurance products. We were incorporated as an Ohio corporation in 1997 for the purpose of merging predecessor holding companies which had originated in 1955. Our insurance subsidiaries have been operating as far back as the 1800's. Our address is One East Fourth Street, Cincinnati, Ohio 45202; our phone number is (513) 579-2121. SEC filings, news releases and other information may be accessed free of charge through our Internet site at: www.amfnl.com.

         Our predecessor had been formed in 1994 for the purpose of acquiring American Financial Corporation and American Premier Underwriters, Inc. in merger transactions completed in 1995.

         Over the years, we and our predecessors have owned, operated, and invested in businesses in a variety of industries and geographic areas, culminating in today's group of insurance companies. Generally, our interests have been in the following areas: insurance, savings and loan, leasing, banking, real estate, communications/entertainment and food distribution. A small number of opportunistic investments have been made in troubled and other undervalued assets.

                      THE AMERICAN FINANCIAL CAPITAL TRUSTS

         American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV are statutory business trusts formed under Delaware law pursuant to three separate declarations of trust executed by us, as sponsor, and the trustees (described below) for the trusts and the filing of three separate certificates of trust with the Delaware Secretary of State. Each trust's declaration will be amended and restated as of the date the securities of such trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the context otherwise indicates, all references to the "trust" or the "trusts" in this prospectus shall mean the American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV.

         Each trust exists solely to:

         - issue its preferred securities and common securities representing undivided beneficial interests in the assets of that trust;

         - invest the proceeds from the issuance of those securities in our junior subordinated debt securities; and

         -        engage only in incidental activities.

         The rights of the holders of each trust's securities, including economic rights, rights to information and voting rights, are set forth in the trust's amended declaration of the trust, the Delaware Business Trust Act and the Trust Indenture Act.

         We will own, directly or indirectly, all of the common securities of each trust, which will have an aggregate liquidation amount equal to 3% of the total capital of each trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. However, upon an event of default under a trust's amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. We will pay all fees and expenses related to the trusts and the offering of each trust's securities.

         We, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The business and affairs of the trusts will be conducted by the trustees, and the duties and obligations of the trustees will be governed by the applicable amended declarations of the trusts.

         At least two of the trustees of each trust will be persons who are employees or officers of, or otherwise affiliated with, us. These persons are sometimes referred to herein as "regular" trustees. One trustee of each trust will be a financial institution which will be unaffiliated with us and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of each trust's securities. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware.

         Unless otherwise indicated in a prospectus supplement, The Bank of New York will be the property trustee and The Bank of New York (Delaware) will be the Delaware trustee. The address of the principal corporate trust office of The Bank of New York is 101 Barclay Street, New York, New York, 10286 and for The Bank of New York (Delaware) is 502 White Clay Center, Route 273, Newark, Delaware, 19711. The principal place of business of the trusts will be c/o American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio, 45202, telephone number (513) 579-2121.

                                 USE OF PROCEEDS

         Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of any securities offered hereby for general corporate purposes, which may include investment in insurance businesses and the repayment of our outstanding debt and the debt of our subsidiaries. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds of any of the securities will be described in the prospectus supplement. The proceeds from any sale of preferred securities by any trust will be invested in our debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Fixed charges are computed on a "total enterprise" basis. For purposes of calculating the ratios, "earnings" have been computed by adding to pretax earnings the fixed charges and the minority interest in earnings of subsidiaries having fixed charges and the undistributed equity in losses of investees. Fixed charges include interest (including or excluding interest credited to annuity policyholders' accounts as indicated), amortization of debt premium/discount and expense, preferred dividend and distribution requirements of subsidiaries and a portion of rental expense deemed to be representative of the interest factor. Although the ratio of earnings to fixed charges excluding interest on annuities is not required or encouraged to be disclosed under Securities and Exchange Commission rules, some investors and lenders may not consider interest credited to annuity policyholders' accounts a borrowing cost for an insurance company, and accordingly, believe this ratio is meaningful.

                                     THREE MONTHS ENDED
                                          MARCH 31,                           YEAR ENDED DECEMBER 31,
                                    --------------------      -----------------------------------------------------
                                      2003          2002       2002        2001        2000        1999       1998
                                    --------      -------     -------    --------    -------     -------    -------
Including Annuity Benefits            1.31          1.43       1.37        1.06        1.18        1.71       1.65
Excluding Annuity Benefits            2.25          2.72       2.42        1.21        1.63        3.36       3.22

                   DESCRIPTION OF THE SECURITIES WE MAY OFFER

GENERAL

         We may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units. The trusts may issue in one or more offerings, trust preferred securities that will be unconditionally guaranteed by us.

         This prospectus contains a summary of the general terms of the various securities that we or the trusts may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

         In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to us or the trusts. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

BOOK-ENTRY SYSTEM

         Unless otherwise indicated in a prospectus supplement, the debt securities and preferred securities offered by us and the trusts will be issued in the form of one or more fully registered global securities. These global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

         DTC has advised us that it is:

         - a limited-purpose trust company organized under the New York Banking Law;

         - a "banking organization" within the meaning of the New York Banking Law;

         -        a member of the Federal Reserve System;

         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         -        a "clearing agency" registered pursuant to the provisions of
                  Section 17A of the Securities Exchange Act of 1934.

         DTC was created to hold securities for institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

         Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants' accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

         So long as DTC (or its nominee), is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

         - be entitled to have the offered securities registered in their names; or

         - receive or be entitled to receive physical delivery of certificated offered securities in definitive form.

         Each person owning a beneficial interest in a global security must rely on DTC's procedures (and, if that person holds through a participant, on the participant's procedures) to exercise any rights of a holder of offered securities under the global security or any applicable indenture, or otherwise. The indentures provide that DTC may grant proxies and otherwise authorize participants to take any action which it (as the holder of a global security) is entitled to take under the indentures or the global security. We understand that under existing industry practice, if we or a trust request any action of holders or an owner of a beneficial interest in a global security desires to take any action that DTC (as the holder of the global security) is entitled to take, DTC would authorize the participants to take that action and the participants would authorize their beneficial owners to take the action or would otherwise act upon the instructions of their beneficial owners.

         We or the trusts will make payments with respect to offered securities represented by a global security to DTC. We expect that DTC, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices (as is the case with securities held for customers' accounts in "street name") and will be the responsibility of the participants. None of us, the trusts or any trustee will have any responsibility or liability for:

         - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for any securities;

         - maintaining, supervising, or reviewing any records relating to any beneficial ownership interests;

         - any other aspect of the relationship between DTC and its participants; or

         - the relationship between the participants and the owners of beneficial interests in a global security.

         Unless and until they are exchanged in whole or in part for certificated securities in definitive form, the global securities may not be transferred except as a whole by DTC to its nominee or by its nominee to DTC or another nominee.

         The securities of any series represented by a global security may be exchanged for certificated securities in definitive form if:

         - DTC notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

         - we decide at any time not to have the securities of that series represented by a global security and so notifies DTC; or

         - in the case of debt securities, an event of default has occurred and is continuing with respect to the debt securities.

         If there is such an exchange, we will issue certificated securities in authorized denominations and registered in such names as DTC directs. Subject to the foregoing, a global security is not exchangeable, except for a global security of the same aggregate denomination to be registered in DTC's or its nominee's name.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

         The debt securities are governed by documents called "indentures." An indenture is a contract between American Financial Group and the trustee named in the applicable prospectus supplement, which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "Remedies If An Event of Default Occurs." Second, the trustee may perform administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices. We anticipate that we will perform these duties with respect to the debt securities.

         The debt securities will be unsecured general obligations of us and may include:

         - senior debt securities, to be issued under the senior indenture;

         - subordinated debt securities, to be issued under the subordinated indenture; and

         - junior subordinated debt securities, to be issued under the junior subordinated indenture in conjunction with the issuance of preferred securities of the trusts.

If issued, the junior subordinated debt securities will be purchased by a trust using proceeds from issuances of the preferred securities of such trust. When we refer to the indenture we mean the senior indenture, the subordinated indenture and the junior subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee we mean the senior trustee, the subordinated trustee and the junior subordinated trustee collectively, unless we indicate otherwise.

         This section summarizes the general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities, subordinated debt securities or junior subordinated debt securities and will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the senior, subordinated or junior subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the senior indenture, subordinated indenture and junior subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy.

         The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

         -        the title of the debt securities;

         - any limit on the aggregate principal amount of the debt securities;

         -        the date or dates on which the debt securities will mature;

         - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

         - the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;

         - the place or places where the principal of and premium, if any, and interest shall be payable, where the debt securities may be surrendered for transfer or exchange, and where notices may be served;

         - the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

         - any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder's option;

         - if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the debt securities will be issuable;

         - if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

         - any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;

         - any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

         - any provision relating to the defeasance of our obligations in connection with the debt securities;

         - any provision regarding exchangeability or conversion of the debt securities into our common stock or other securities;

         - whether any debt securities will be issued in the form of a global security, and, if different than described above under "Description of the Securities We May Offer--Book Entry System," any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

         - whether the debt securities are senior, subordinated or junior subordinated debt securities;

         - the subordination provisions applicable to the subordinated debt securities or junior subordinated debt securities; and

         -        any other material terms of the debt securities.

         The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

         The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by Ohio law.

EVENTS OF DEFAULT

General

         You will have special rights if an "event of default" occurs, with respect to any series, and is not cured, as described later in this subsection. Under the indenture, the term "event of default" means any of the following:

         - we do not pay interest on a debt security, in the case of senior debt securities or subordinated debt securities, within 30 days of its due date and, in the case of junior subordinated debt securities, within 60 days of its due date;

         - we do not pay the principal or any premium on a debt security on its due date;

         - we remain in breach of any covenant or warranty described in the indenture for 60 days after we receive a notice stating we are in breach. In the case of senior debt securities or subordinated debt securities, the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities, and in the case of the junior subordinated debt securities, the notice must be sent by the trustee;

         - we fail to pay an amount of debt (other than the debt securities) totaling more than $10,000,000 ($15,000,000 in the case of junior subordinated debt securities), our obligation to repay is accelerated by our lenders, and this payment obligation remains accelerated for 10 days after we receive notice of default as described in the previous paragraph;

         - we become subject to final, non-appealable judgments, orders or decrees requiring payments of more than $10,000,000 ($15,000,000 in the case of junior subordinated debt securities) and such judgment, order or decree remains unsatisfied for 60 days (30 days in the case of junior subordinated debt securities) during which a stay of enforcement has not been in effect after we receive notice as described two paragraphs above; or

         - certain events of bankruptcy, insolvency or reorganization of us.

Remedies if an Event of Default Occurs

         If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the outstanding debt securities of the affected series, or any holder of preferred securities in the case of an event of default with respect to the junior subordinated debt securities, may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a "declaration of acceleration of maturity."

         Except in cases of default, where a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

         In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

         - you must give the trustee written notice that an event of default has occurred and remains uncured;

         - the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

         - the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

         - the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

         However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

MODIFICATION

         There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

         First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

         - change the payment due date of the principal or interest on a debt security;

         -        reduce any amounts due on a debt security;

         - reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

         -        change the place of payment on a debt security;

         -        impair your right to sue for payment;

         - reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

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

         - reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

         - modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

         The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under "Changes Requiring Your Approval".

Changes Not Requiring Approval

         The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         We may consolidate or merge with or into another entity, and we may sell or lease substantially all of our assets to another corporation if the following conditions, among others, are met:

         - where we merge out of existence or sell or lease substantially all our assets, the other entity must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

         - the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

         Generally, we will issue debt securities only in registered global form. However, if specified in the prospectus supplement or in the certain instances described in "Description of the Securities We May Offer -- Book-Entry System", we may issue certificated securities in definitive form.

         You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

         You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered direct holders is called the "security registrar." It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

         If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

PAYMENT AND PAYING AGENTS

         We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "regular record date" and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

         In the past, we have chosen to pay interest by mailing checks. We may also choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from the trust office.

         We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called "paying agents" We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

NOTICES

         Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PROVISIONS APPLICABLE TO JUNIOR SUBORDINATED DEBT SECURITIES

         The following provisions will apply solely to junior subordinated debt securities.

Events of Default

         In addition to the events described above under "Description of Debt Securities -- Events of Default" applicable to all debt securities, the voluntary or involuntary dissolution, winding up or termination of a trust that owns the series of junior subordinated debt securities will constitute an event of default for any series of junior subordinated debt securities, except in connection with:

         - the distribution of such junior subordinated debt securities to holders of the trust's securities;

         -        the redemption of all of the trust's securities; and

         - mergers, consolidations or similar events permitted by the amended declaration of the trust.

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

         The holders of at least a majority in aggregate liquidation amount of the trust preferred securities of a trust may waive any default or event of default with respect to such series and its consequences, except defaults or events of default that are not waivable under the junior subordinated indenture (such as defaults regarding payment of principal, premium, if any, or interest).

         Any waiver will cure the default or event of default. If, under the amended declaration of the trust, an event of default has occurred and is attributable to the failure of us to pay principal, premium, if any, or interest on, such junior subordinated debt securities, then each holder of the preferred securities of the trust may sue us or seek other remedies, to force payment to such holder of the principal of, premium, if any, or interest on, such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder.

Subordination of Junior Subordinated Debt Securities

         The junior subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The junior subordinated indenture will not limit the amount of junior subordinated debt securities which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

                           DESCRIPTION OF COMMON STOCK

         This section summarizes the general terms of the common stock that we may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our Amended and Restated Articles of Incorporation and Code of Regulations and to the provisions of the Ohio General Corporation Law.

         The total number of authorized shares of common stock is 200,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock have the right to cumulate their votes in the election of directors but are not entitled to any preemptive rights.

         Subject to restrictions under agreements related to our indebtedness and to preferences which may be granted to holders of preferred stock, holders of common stock are entitled to the share of such dividends as board of directors, in its discretion, may validly declare from funds legally available. In the event of liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after the payment of liabilities and any preferred stock liquidation preferences.

         As of March 31, 2003, there were 69,527,781 shares of common stock issued and outstanding, including 1,361,711 shares held by a subsidiary for distribution to certain creditors. Shares of common stock carry no conversion subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

         The outstanding shares of our common stock are listed on the New York Stock Exchange and trade under the symbol "AFG." We act as our own transfer agent and registrar.

                         DESCRIPTION OF PREFERRED STOCK

         The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our Amended and Restated Articles of Incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

GENERAL

         Our board of directors is authorized to issue up to 12,500,000 shares of voting preferred stock and up to 12,500,000 shares of non-voting preferred stock. Our board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

         -        the number of shares;

         -        the designation, powers, preferences and rights of the shares;
                  and

         - the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

         Before issuing any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

         The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of us.

         Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

         The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

RANK

         Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

DIVIDENDS

         Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books. Dividends on any series of preferred stock may be cumulative or noncumulative.

         We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

         - all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

         - the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

         Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

         Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of ours ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

         - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

         - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

         The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

REDEMPTION

         If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.

         Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

         Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

         Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

         If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

VOTING RIGHTS

         If we issue voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to our shareholders. If we issue non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

                             DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants we may offer. We will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

 DEBT WARRANTS

          The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

         -        the title of the debt warrants;

         -        the offering price for the debt warrants;

         -        the aggregate number of the debt warrants;

         - the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

         - if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

         - if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

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

         - the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

         - the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

         - if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

         - whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

         -        information with respect to book-entry procedures, if any;

         - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

         - if applicable, a discussion of certain United States federal income tax considerations;

         -        the identity of the warrant agent for the warrants;

         -        the antidilution provisions of such debt warrants, if any;

         - the redemption or call provisions, if any, applicable to such debt warrant; and

         - any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

COMMON STOCK WARRANTS

         The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

         -        the title of such warrants;

         -        the offering price of such warrants;

         -        the aggregate number of such warrants;

         - the designation and terms of the common stock issued by us purchasable upon exercise of such warrants;

         - if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

         - if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

         - the number of shares of common stock issued by us purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

         - the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

         - if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

         - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

         - if applicable, a discussion of certain United States federal income tax considerations;

         -        the identity of the warrant agent for the warrants; and

         -        the antidilution provisions of the warrants, if any.

                        DESCRIPTION OF DEPOSITARY SHARES

         The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The

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

prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

         We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

         We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

DEPOSITARY RECEIPTS

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

WITHDRAWAL OF PREFERRED STOCK

         Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder's depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

         In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

         The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

REDEMPTION OF DEPOSITARY SHARES

         If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

         After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

VOTING THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder as instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         We may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a

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

majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "-- Withdrawal of Preferred Stock", to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

         The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up. We may also terminate the deposit agreement at any time we wish with at least 60 days prior written notice to the depositary. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder's depositary receipts.

CHARGES OF DEPOSITARY AND EXPENSES

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

LIMITATIONS ON OUR OBLIGATIONS AND LIABILITY TO HOLDERS OF DEPOSITARY RECEIPTS

         The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

         - we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

         - we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

REPORTS TO HOLDERS

         We will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

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

                   DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                          AND THE STOCK PURCHASE UNITS

         We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The price per share and the number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either:

         -        senior debt securities or subordinated debt securities;

         -        shares of preferred stock;

         - preferred securities of American Financial Capital Trust II, American Financial Capital Trust III or American Financial Capital Trust IV; or

         - debt obligations of third parties, including U.S. Treasury securities.

         The stock purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

         The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

         -        the stock purchase contracts;

         - the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units; and

         - if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

GENERAL

         The amended declarations of American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV authorize each trust to issue one series of trust preferred securities and one series of trust common securities, the terms of which will be described in a prospectus supplement. The trusts will use the proceeds from the sale of the trust preferred securities and trust common securities to purchase a series of junior subordinated debt securities issued by us. The property trustee will hold the junior subordinated debt securities in trust for the benefit of the holders of the trust preferred securities. We, as sponsor of the trusts, will purchase all of the common securities of each trust.

         This section summarizes the general terms of the preferred securities that the trusts may offer. The prospectus supplement relating to any particular preferred securities offered by the trusts will describe the specific terms of the trust preferred securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the trust preferred securities offered and is subject to and qualified in its entirety by reference to all the provisions of the amended declaration and the trust preferred securities. The forms of the amended declarations and the trust preferred securities are or will be filed as exhibits to or incorporated by reference in the registration statement.

         We will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the applicable trust has funds available to make those payments and has not made the payments. The trust preferred securities guarantee by us is described in more detail below under "Description of the Trust Preferred Securities Guarantee."

         The assets of each trust available for distribution to the holders of its trust preferred securities will be limited to payments from us under the series of junior subordinated debt securities held by such trust. If we fail to make a payment on the junior subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on their respective trust preferred securities.

         The trust preferred securities guarantee, when taken together with our obligations under the series of junior subordinated debt securities, the junior subordinated indenture and the amended declaration of trusts, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by such trust.

         The prospectus supplement relating to any particular trust preferred securities will describe the specific terms of the trust preferred securities, which may be in addition to or different from the general terms summarized in this section. In particular, the prospectus supplement will describe:

         -        the name of the trust preferred securities;

         -        the designation of the trust preferred securities;

         - the dollar amount and number of trust preferred securities issued by such trust;

         - the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

         - the date(s) or the method to determine the date(s) from which distributions shall be cumulative;

         - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which such trust preferred securities shall be purchased or redeemed, in whole or in part;

         - the optional right of the trust to defer quarterly distributions on the preferred securities;

         - the terms and conditions, if any, upon which the applicable series of junior subordinated debt securities and the related trust preferred securities guarantee may be distributed to holders of the trust preferred securities upon liquidation, dissolution, termination or winding up of the trust;

         - any voting rights of the trust preferred securities other than those described in this section;

         - any securities exchange on which the trust preferred securities will be listed;

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

         - whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements;

         - any other relevant rights, preferences, privileges, limitations or restrictions of such trust preferred securities; and

         - any applicable United States Federal income tax considerations.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         The amended declaration of each trust will state that such trust shall be dissolved:

         -        on the expiration of the term of the trust;

         -        upon the bankruptcy, dissolution or liquidation of us;

         - upon a change in law requiring the trust to register as an investment company under the Investment Company Act of 1940;

         - unless we take certain actions, upon a change in the law resulting in the trust being subject to United States Federal income tax on income received from the junior subordinated debt securities held by the trust, the interest payable by us on the junior subordinated debt securities not being deductible for United State Federal income tax purposes, or the trust being subject to more than a de minimus amount of other taxes;

         - upon the redemption, conversion or exchange of all of the trust securities of the trust;

         - upon the repayment of all of the junior subordinated debt securities held by the trust or at the time that no such junior subordinated debt securities are outstanding;

         -        upon entry of a court order for the dissolution of the trust;
                  or

         - upon our election to terminate the trust and distribute the related junior subordinated debt securities directly to the holders of the trust securities.

         Upon dissolution, after the applicable trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

         - cash equal to the aggregate liquidation amount of each trust security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

         - junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities.

         If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities shall be paid pro rata. However, if an event of default under the related indenture has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

EVENTS OF DEFAULT

         An event of default under the junior subordinated indenture relating to a series of junior subordinated debt securities is an event of default under the amended declaration of the trust. We have described these events of default under the sections entitled "Description of Debt Securities -- Provisions Applicable to All Debt Securities -- Events of Default" and " -- Provisions Applicable to Junior Subordinated Debt Securities Events of Default".

         We and the regular trustees of each trust must file annually with the property trustee for each trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related amended declaration.

         Upon the occurrence of an event of default, the property trustee of the trust, as the sole holder of the junior subordinated debt securities held by the trust, will have the right under the junior subordinated indenture to declare the principal of, premium, if any, and interest on such junior subordinated debt securities to be immediately due and payable.

         If a property trustee fails to enforce its rights under the amended declaration or the junior subordinated indenture then, to the fullest extent permitted by law, and subject to the terms of the amended declaration and the junior subordinated indenture, any holder of trust preferred securities may sue us, or seek other remedies, to enforce the property trustee's rights under the amended declaration or the junior subordinated indenture without first instituting a legal proceeding against such property trustee or any other person.

         If we fail to pay principal, premium, if any, or interest on a series of junior subordinated debt securities when payable, then a holder of such trust preferred securities may directly sue us or seek other remedies, to collect its pro rata share of payments owned.

REMOVAL AND REPLACEMENT OF TRUSTEES

         Only the holders of trust common securities may remove or replace the trustees of any trust. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended declaration for the trust.

MERGERS, CONSOLIDATIONS, CONVERSIONS OR AMALGAMATIONS OF THE TRUSTS

         No trust may consolidate, amalgamate, merge with or into, or be converted into or replaced by or convey, transfer or lease their properties and assets substantially as an entirety to any other corporation or other body, except as described below. Each trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its trust securities or the other trustees, engage in any of the merger events referred to above under the conditions set forth in the amended declaration and described in a prospectus supplement.

         In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, a trust may not consent to or engage in a merger event if that event would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

INFORMATION CONCERNING DUTIES OF THE PROPERTY TRUSTEE

         For matters relating to compliance with the Trust Indenture Act, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee undertakes to perform only such duties as are specifically set forth in the amended declaration and, upon an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the junior subordinated indenture.

MISCELLANEOUS

         The regular trustees of each trust are authorized and directed to conduct the affairs of each trust and to operate each trust in such a way that:

         - it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

         - it will be classified as a grantor trust for United States federal income tax purposes; and

         - the junior subordinated debt securities held by it will be treated as indebtedness of us for United States federal income tax purposes.

         We and the regular trustees of each trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or amended declaration) that we and the regular trustees of the trust determine to be necessary or desirable for such purposes.

         Holders of trust preferred securities have no preemptive or similar rights.

         No trust may borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

         The amended declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware and the Trust Indenture Act.

             DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

GENERAL

         We will execute a trust preferred securities guarantee, which benefits the holders of trust preferred securities, at the time that the trust issues the trust preferred securities. The trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act and will be held for the benefit of holders of trust preferred securities by a guarantee trustee meeting the requirements of the Trust Indenture Act. Unless otherwise indicated in a prospectus supplement, Bank of New York (Delaware) will be the guarantee trustee.

GUARANTEE PAYMENT

         This section summarizes the general terms of the guarantees that we will provide in respect of the preferred securities that the trusts may offer. The summary in this section does not describe every aspect of the guarantee and is subject to and qualified in its entirety by reference to the description in the related prospectus supplement and to all the provisions of the guarantee agreements. The form of the guarantee agreement is filed as an exhibit to the registration statement.

         We will irrevocably agree, as described in the trust preferred securities guarantee, to pay in full, to the holders of the trust preferred securities issued by the trusts, the following trust preferred securities guarantee payments when due to the extent not paid by the trusts, regardless of any defense, right of set-off or counterclaim which the trusts may have or assert:

         - any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds available to make the payment;

         - the redemption price, to the extent that the trust has funds available to make the payment; and

         - upon a voluntary or involuntary dissolution and liquidation of the trust (other than in connection with a distribution of junior subordinated debt securities to holders of such trust preferred securities or the redemption of all such trust preferred securities), the lesser of

                  (1) the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make the payment and

                  (2) the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the trust.

         Our obligation to make a trust preferred securities guarantee payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to pay the amounts to the holders.

         The combined operation of our obligations under the junior subordinated indenture and the trust preferred securities guarantee and amended declaration has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its trust preferred securities.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEE

         The trust preferred securities guarantee will constitute an unsecured obligation of us and will rank:

         - subordinated and junior in right of payment to all our other liabilities except those liabilities made equal or subordinate to the guarantee by their terms; and

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

         -        senior to the following:

                  (1) all capital stock (other than the most senior preferred shares issued, from time to time, by us, which will rank equally with the guarantee) issued by us; and

                  (2) any guarantee entered into by us relating to its capital stock (other than the most senior preferred shares issued, from time to time, by us).

         The trust preferred securities guarantee will rank equally with obligations under other guarantee agreements that we may enter into from time to time if both:

         - the agreements are in substantially the form of the preferred securities guarantee and provide for comparable guarantees by us of payment on preferred securities issued by our other trusts or financing vehicles; and

         - the debt relating to those preferred securities are our subordinated, unsecured indebtedness.

         By acceptance of the trust preferred securities, holders accept the subordination provisions and other terms of the trust preferred securities guarantee. The trust preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity. The trust preferred securities guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid or upon distribution of the corresponding series of junior subordinated debt securities to the holders of trust preferred securities pursuant to the amended declaration.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities in any material respect (in which case no consent of such holders will be required), a trust preferred securities guarantee may only be amended with the prior approval of the holders of a majority in aggregate liquidation amount of such trust preferred securities. All guarantees and agreements contained in the trust preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

TRUST PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT

         An event of default under the trust preferred securities guarantee occurs if we fail to make any of our required payments or perform its obligations under the trust preferred securities guarantee.

         The holders of at least a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power given to the guarantee trustee under the trust preferred securities guarantee.

INFORMATION CONCERNING DUTIES OF THE TRUST PREFERRED GUARANTEE TRUSTEE

         The guarantee trustee under the trust preferred securities guarantee, other than during the occurrence and continuance of an event of default under the trust preferred securities guarantee, will only

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

perform the duties that are specifically described in the trust preferred securities guarantee. After such a default, the trust preferred guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the trust preferred securities guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE TRUST PREFERRED SECURITIES GUARANTEE

         The trust preferred securities guarantee will terminate once the trust preferred securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to the holders of the trust preferred securities. The trust preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities must restore payment of any sums paid under such trust preferred securities or such trust preferred securities guarantee.

GOVERNING LAW

         The trust preferred securities guarantee will be governed by and construed in accordance with the laws of the State of Ohio and the Trust Indenture Act.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                THE TRUST PREFERRED SECURITIES GUARANTEE AND THE
              JUNIOR SUBORDINATED DEBT SECURITIES HELD BY THE TRUST

         Payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the trust has funds available for the payments, will be guaranteed by us to the extent described above under "Description of the Trust Preferred Securities Guarantee." The combined operation of our obligations under the trust preferred securities guarantee, amended declaration and the junior subordinated indenture has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its trust preferred securities.

         As long as we make payments of interest and other payments when due on the junior subordinated debt securities held by the trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the trust because:

         - the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the trust securities;

         - the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

         - we will pay for any and all costs, expenses and liabilities of the trust except the trust's obligations under its trust preferred securities; and

         - the amended declaration provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

         If and to the extent that we do not make payments on the junior subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the trust preferred securities guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your pro rata share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the amended declaration to the extent we make a payment to you in any such legal action.

A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing the guarantee trustee, the trust or any other person or entity.

                              PLAN OF DISTRIBUTION

         We and each trust may sell the securities through underwriters or dealers, directly to one or more purchasers, through agents, through remarketing firms, through direct sales or auctions performed by using the internet or a bidding or ordering system, or through a combination of these methods. The prospectus supplement will include the names of underwriters, dealers, agents or remarketing firms that we retain. The prospectus supplement also will include the purchase price of the securities, our and each trust's proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, and any securities exchanges on which the securities may be listed.

         Because the National Association of Securities Dealers, Inc. ("NASD") views securities such as the preferred securities as interest in a direct participation program, any offering of preferred securities by any trust will be made in compliance with Rule 2810 of the NASD's Conduct Rules.

         In some cases, we and the trusts may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

         The securities we and the trusts distribute by any of these methods may be sold to the public, in one or more transactions, either:

         -        at a fixed price or prices, which may be changed;

         -        at market prices prevailing at the time of sale;

         -        at prices related to prevailing market prices; or

         -        at negotiated prices.

         We and the trusts may solicit offers to purchase securities directly from the public from time to time. We and the trusts may also designate agents from time to time to solicit offers to purchase securities from the public on our or the trusts' behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the trusts may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

         In connection with the sale of securities, underwriters may receive compensation from us or the trusts or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the trusts, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

         If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

         We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and the trusts against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we or the trusts agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

         In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

         The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

         These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

         We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

         Underwriters, dealers and agents may engage in transactions with or perform services for us or the trusts, or be customers of ours or the trusts, in the ordinary course of business.

                                  LEGAL MATTERS

         The validity of the securities offered hereby other than the preferred securities will be passed upon for us and each trust by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the Trust by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee*                         $ 21,358
Legal fees and expenses                                                      $ 50,000
Accounting fees and expenses                                                 $  4,000
Printing and engraving expenses                                              $ 50,000
Miscellaneous                                                                $174,642
                                                                             --------
     Total                                                                   $300,000
                                                                             ========

------------------------

* Actual; other expenses are estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Ohio Revised Code, Section 1701.13(E), allows indemnification by us to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of us, by reason of the fact that he is or was a director, officer, employee or agent of ours, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of us, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to us unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. Our Code of Regulations extends such indemnification.

         We maintain, at our expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all of our directors and officers and of the companies which are, directly or indirectly, more than 50% owned by us. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978. The insurer limit of liability under the policy is $175,000,000 in the aggregate for all losses each year subject to certain individual and aggregate deductibles. The policy contains various exclusions and reporting requirements.

         We also have entered into indemnification agreements with our executive officers and directors providing for indemnification against certain liabilities to the fullest extent permitted under Ohio law.

         The Declarations will provide that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any regular Trustee or any Affiliate thereof, or any employee or agent of the trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the trust or any officer, director, shareholder, partner, member, representative, employee or agent of the trust or its Affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

         The Amended and Restated Declaration of the Trusts (the "Declarations") will also provide that to the full extent permitted by law, we shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the trust) by reason of the fact that he is or was a Company Indemnified Person against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the trusts, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declarations will also provide that to the full extent permitted by law, we shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust and except that no such indemnification shall be made in respect of any claim, issue or manner as to which such Company Indemnified Person shall have been adjudged to be liable to the trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which Court of Chancery or such other court shall deem proper. The Declarations will further provide that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized in the Declarations.

         Our directors and officers and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933 which might be incurred by them in such capacities and against which they cannot be indemnified by us or the trusts. Any agents, dealers or underwriters who execute any of the agreements filed as or incorporated by reference as Exhibit 1 to this Registration Statement will agree to indemnify our directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act of 1933 with respect to information furnished to us or the trust by or on behalf of any such indemnifying party.

         The Declarations will also provide that we shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred with out negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.                            Description Of Document
-----------         ------------------------------------------------------------
   1*               Form of Underwriting Agreement

   4.1**            Amended and Restated Articles of Incorporation of American
                    Financial Group, Inc. (incorporated by reference to Exhibit
                    3(a) of American Financial Group, Inc.'s Annual Report on
                    Form 10-K for 1997)

   4.2**            Code of Regulations of American Financial Group, Inc.
                    (incorporated by reference to Exhibit 3(b) of American
                    Financial Group, Inc.'s Annual Report on Form 10-K for 1997)

   4.3**            Form of Senior Indenture (incorporated by reference to
                    Exhibit 4.3 to the Registrants' Registration Statement on
                    Form S-3, Registration No. 333-21995)

   4.4** Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Registrants' Registration
                    Statement on Form S-3, Registration No. 333-21995)

   4.5**            Form of Subordinated Indenture (incorporated by reference to
                    Exhibit 4.5 to the Registrants' Registration Statement on
                    Form S-3, Registration No. 333-81903)

   4.6*             Form of Preferred Securities Guarantee Agreement by American
                    Financial Group, Inc. with respect to American Financial
                    Capital Trust II

   4.7*             Form of Preferred Securities Guarantee Agreement by American
                    Financial Group, Inc. with respect to American Financial
                    Capital Trust III

   4.8*             Form of Preferred Securities Guarantee Agreement by American
                    Financial Group, Inc. with respect to American Financial
                    Capital Trust IV

   4.9*             Form of Debt Security

   4.10*            Form of Preferred Security

   4.11**           Certificate of Trust of American Financial Capital Trust II
                    (incorporated by reference to Exhibit 4.9 to the Registrants' Registration Statement on Form S-3,
                    Registration No. 333-81903)

   4.12             Certificate of Trust of American Financial Capital Trust III

   4.13             Certificate of Trust of American Financial Capital Trust IV

   4.14**           Declaration of Trust of American Financial Capital Trust II
                    (incorporated by reference to Exhibit 4.10 to the Registrants' Registration Statement on Form S-3,
                    Registration No. 333-81903)

   4.15             Declaration of Trust of American Financial Capital Trust III

   4.16             Declaration of Trust of American Financial Capital Trust IV

   4.17*            Form of Deposit Agreement

   4.18*            Form of Depositary Receipt

   4.19*            Form of Warrant Agreement

   4.20* Form of Amended and restated Declaration of Trust of American Financial Capital Trust II

   4.21* Form of Amended and restated Declaration of Trust of American Financial Capital Trust III

   4.22* Form of Amended and restated Declaration of Trust of American Financial Capital Trust IV

   5.1              Opinion of Keating, Muething & Klekamp, P.L.L.

   5.2              Opinion of Morris, Nichols, Arsht & Tunnell

   8*               Opinion of tax counsel.

   12               Statement Regarding Computation of Earnings to Fixed Charges

   23.1             Consent of Independent Auditors

   23.2             Consent of Keating, Muething & Klekamp, P.L.L. (contained in
                    Exhibit 5.1)

   23.3             Consent of Morris, Nichols, Arsht & Tunnell (contained in
                    Exhibit 5.2)

   24               Powers of Attorney (contained on the signature pages)

   25.1**           Statement of Eligibility on Form T-1 under the Trust
                    Indenture Act of 1939, as amended, of U.S. Bank National
                    Association (formerly known as Firstar Bank, N.A.), as
                    Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 of the Registrants' Registration
                    Statement on Form S-3, Registration No. 333-21995)

   25.2**           Statement of Eligibility on Form T-1 under the Trust
                    Indenture Act of 1939, as amended, of Bank of New York, as Trustee under the Junior Subordinated Indenture
                    (incorporated by reference to Exhibit 25.2 of the Registrants' Registration Statement on Form S-3,
                    Registration No. 333-21995)

   25.3**           Statement of Eligibility on Form T-1 under the Trust
                    Indenture Act of 1939, as amended, of Bank of New York, as Trustee under the Declaration of American Financial Capital
                    Trust II (incorporated by reference to Exhibit 25.3 of the Registrants' Registration Statement on Form S-3,
                    Registration No. 333-21995)

   25.4**           Statement of Eligibility on Form T-1 under the Trust
                    Indenture Act of 1939, as amended, of Bank of New York, as Trustee of the Trust Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of American
                    Financial Capital Trust II (incorporated by reference to
                    Exhibit 25.4 of the Registrants' Registration Statement on
                    Form S-3, Registration No. 333-21995)

   25.5**           Statement of Eligibility on Form T-1 under the Trust
                    Indenture Act of 1939, as amended, of U.S. Bank National
                    Association (formerly known as Firstar Bank, N.A.), as
                    Trustee under the Subordinated Indenture (incorporated by reference to Exhibit 25.5 to the Registrants' Registration
                    Statement on Form S-3, Registration No. 333-81903)

---------------
*To be filed as an exhibit to a Current Report on Form 8-K.

**Incorporated by reference from other documents filed with the Commission as indicated.

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) If the securities to be registered are to be offered at competitive bidding, the undersigned registrants hereby undertake: (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e)      The undersigned registrants hereby undertakes that

                  (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

                  (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, American Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 30th day of June, 2003.

                                              AMERICAN FINANCIAL GROUP, INC.

                                              By: /s/ Carl H. Lindner
                                                  -----------------------------
                                                   Carl H. Lindner
                                                   Chairman of the Board
                                                   (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) hereby constitutes and appoints Fred J. Runk and James C. Kennedy, or either of them, his true and lawful attorney and agent, to sign all amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

SIGNATURE                                      CAPACITY                                DATE
 /s/ Carl H. Lindner                           Chairman of the Board of Directors      June 30, 2003
------------------------------------           (Principal Executive Officer)
*Carl H. Lindner

 /s/ Carl H. Lindner III                       Director                                June 30, 2003
------------------------------------
*Carl H. Lindner III

 /s/ S. Craig Lindner                          Director                                June 30, 2003
------------------------------------
*S. Craig Lindner

 /s/ James E. Evans                            Director                                June 30, 2003
------------------------------------
*James E. Evans

 /s/ Theodore H. Emmerich                      Director                                June 30, 2003
------------------------------------
*Theodore H. Emmerich

 /s/ Terry S. Jacobs                           Director                                June 30, 2003
------------------------------------
*Terry S. Jacobs

 /s/ William R. Martin                         Director                                June 30, 2003
------------------------------------
*William R. Martin


 /s/ William A. Shuzer                         Director                                June 30, 2003
----------------------------------
*William A. Shuzer

 /s/ William W. Verity                         Director                                June 30, 2003
----------------------------------
*William W. Verity

 /s/ Fred J. Runk                              Senior Vice President and Treasurer     June 30, 2003
----------------------------------             (Principal Financial and Accounting
Fred J. Runk                                   Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, American Financial Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of June 30, 2003.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) hereby constitutes and appoints Fred J. Runk and Karl J. Grafe, or either of them, his true and lawful attorney and agent, to sign all amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

                                          AMERICAN FINANCIAL CAPITAL TRUST II

                                          By:*  /s/ James C. Kennedy
                                               ---------------------------------
                                               James C. Kennedy, as Trustee

                                          By:*  /s/ Thomas E. Mischell
                                               ---------------------------------
                                               Thomas E. Mischell, as Trustee

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, American Financial Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of June 30, 2003.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) hereby constitutes and appoints Fred J. Runk and Karl J. Grafe, or either of them, his true and lawful attorney and agent, to sign all amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

                                          AMERICAN FINANCIAL CAPITAL TRUST III

                                          By:*  /s/ James C. Kennedy
                                               ---------------------------------
                                                James C. Kennedy, as Trustee

                                          By:*  /s/ Thomas E. Mischell
                                               ---------------------------------
                                                Thomas E. Mischell, as Trustee

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, American Financial Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of June 30, 2003.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) hereby constitutes and appoints Fred J. Runk and James C. Kennedy, or either of them, his true and lawful attorney and agent, to sign all amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

                                          AMERICAN FINANCIAL CAPITAL TRUST IV

                                          By:*  /s/ James C. Kennedy
                                               ---------------------------------
                                                James C. Kennedy, as Trustee

                                          By:*  /s/ Thomas E. Mischell
                                               ---------------------------------
                                                Thomas E. Mischell, as Trustee